Exhibit 21.1
RailAmerica, Inc. Subsidiaries

3025619 Nova Scotia Limited	Nova Scotia
Alabama & Gulf Coast Railway LLC	Delaware
American Rail Dispatching Center, Inc.	Delaware
Arizona & California Railroad Company	Delaware
Bauxite & Northern Railway Company	Arkansas
California Northern Railroad Company	Delaware
California Western Railroad, Inc.	Arizona
Cape Breton & Central Nova Scotia Railway Limited	Nova Scotia
Cascade and Columbia River Railroad Company	Delaware
Central Oregon & Pacific Railroad, Inc.	Delaware
The Central Railroad Company of Indiana	Indiana
Central Railroad Company of Indianapolis, d/b/a Chicago, Ft. Wayne & Eastern Railroad	Indiana
Central Western Railway Corporation	Alberta
Connecticut Southern Railroad, Inc.	Delaware
Dakota Rail, Inc.	South Dakota
Dallas, Garland & Northeastern Railroad, Inc.	Texas
Dallas, Garland & Northeastern Railroad, Inc.	Delaware
E&N Railway Company (1998) LTD.	British Columbia
Eastern Alabama Railway, Inc.	Alabama
Goderich Exeter Railway Company Limited	Ontario
Huron and Eastern Railway Company, Inc.	Michigan
Indiana & Ohio Rail Corp.	Delaware
Indiana & Ohio Railway Company	Delaware
Indiana Southern Railroad, Inc.	Delaware
Kiamichi Railroad Company, L.L.C.	Delaware
Kyle Railroad Company	Kansas
Kyle Railways Inc.	Delaware
Railroads of Hawaii, d/b/a Lahaina Kaanapali & Pacific	Hawaii
The Massena Terminal Railroad Company	New York
Mid Michigan Railroad, Inc.	Michigan
Missouri & Northern Arkansas Railroad Company, Inc.	Kansas
New England Central Railroad, Inc.	Delaware
New Orleans Lower Coast Railroad Company, Inc.	Louisiana
New StatesRail Holdings, Inc.	Delaware
North Carolina & Virginia Railroad Company , Inc.	Virginia
Ontario L’ Orignal Railway, Inc.	Ontario

Otter Tail Valley Railroad Company, Inc.	Minnesota
Palm Beach Rail Holding, Inc.	Delaware
Plainview Terminal Company	Texas
Point Comfort & Northern Railway Company	Texas
Puget Sound & Pacific Railroad	Delaware
RailAmerica Luxembourg S.àR.L.	Luxembourg
Rail Line Holdings #1, Inc.	Delaware
Rail Line Holdings #2, Inc.	Delaware
RailAmerica Operations Support Group, Inc.	Delaware
RailAmerica Australia Finance Pty Ltd.	Australia Melbourne
RailAmerica Australia II, LLC	Delaware
RAAI Delaware LLC	Delaware
RailAmerica Australia, Pty, Ltd.	Australia Melbourne
RailAmerica Canada Corp.	Nova Scotia
RailAmerica de Chile, S.A.	South America, Chile
RailAmerica Equipment Corp.	Delaware
RailAmerica Intermodal Services, Inc.	Delaware
RailAmerica Switching Services, Inc.	Delaware
RailAmerica Transportation Corp.	Delaware
RaiLink Acquisition, Inc.	Delaware
RaiLink Canada, Ltd.	Ontario
RailTex Canada, Inc.	Ontario
RailTex Distribution Services, Inc.	Texas
RailTex International Holdings, Inc.	Delaware
RailTex, Inc.	Texas
RL Funding Corp.	Nova Scotia
Rockdale, Sandow & Southern Railroad Company	Texas
San Diego & Imperial Valley Railroad Company, Inc.	California
San Joaquin Valley Railroad Co.	California
South Carolina Central Railroad Company, Inc.	South Carolina
San Pedro Trails, Inc.	Arizona
South East Rail, Inc.	Delaware
StatesRail II Railroad Corp.	Delaware
StatesRail, Inc.	Delaware

SWKR Operating Co., Inc., d/b/a San Pedro & Southwestern Railway	Arizona
Toledo, Peoria & Western Railway Corp.	Delaware
Trois Rivieres Trailers, Inc.	Quebec
Ventura County Railroad Company	Delaware
A & R Line, Inc.	Indiana
J. K. Line, Inc.	Indiana

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